Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2015 Fourth Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2015 Third Quarter Financial Results

CHICAGO, IL, August 5, 2015 – Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its third fiscal quarter ended June 30, 2015.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS
(in thousands, expect per share data)

	June 30, 2015	March 31, 2015
Investment portfolio, at fair value	$1,570,687	$1,423,063
Total assets	$1,645,806	$1,503,603
Net asset value per share	$15.74	$15.61

	Quarter Ended
	June 30, 2015	March 31, 2015
Investment income	$30,410	$28,461
Net investment income	$15,205	$13,754
Net gain on investments and secured borrowings	$3,083	$4,107
Net increase in net assets resulting from operations	$18,288	$17,861

Net earnings per share	$0.36	$0.38
Net gain on investments and secured borrowings per share	$0.06	$0.09
Net investment income per share	$0.30	$0.29
Accrual for capital gain incentive fee per share	$0.02	$0.02
Net investment income before capital gain incentive fee accrual per share (1)	$0.32	$0.31

(1)	As a supplement to U.S. GAAP financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, which is not contractually payable under the terms of the investment advisory agreement with GC Advisors.

Third Fiscal Quarter 2015 Highlights

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2015 was $18.3 million, or $0.36 per share, as compared to $17.9 million, or $0.38 per share, for the quarter ended March 31, 2015;

•	Net gain on investments and secured borrowings for the quarter ended June 30, 2015 was $3.1 million, or $0.06 per share, as compared to $4.1 million, or $0.09 per share, for the quarter ended March 31, 2015;

•	Net investment income for the quarter ended June 30, 2015 was $15.2 million, or $0.30 per share, as compared to $13.8 million, or $0.29 per share, for the quarter ended March 31, 2015;

•	Net investment income for the quarter ended June 30, 2015, excluding a $0.7 million, or $0.02 per share, accrual under U.S. GAAP for a capital gain incentive fee, was $15.9 million, or $0.32 per share; and

•	Our board of directors declared a quarterly distribution on August 4, 2015 of $0.32 per share, payable on September 29, 2015 to stockholders of record as of September 7, 2015.

1

Portfolio and Investment Activities

As of June 30, 2015, the Company had investments in 157 portfolio companies with a total fair value of $1,482.8 million and had investments in subordinated notes and limited liability company (“LLC”) equity interests in Senior Loan Fund LLC (“SLF”) with a total fair value of $87.9 million. This compares to the Company’s portfolio as of March 31, 2015, as of which date the Company had investments in 146 portfolio companies with a total fair value of $1,366.0 million and had investments in subordinated notes and LLC equity interests in SLF with a total fair value of $57.0 million. Investments in portfolio companies as of June 30, 2015 and March 31, 2015 consisted of the following:

	As of June 30, 2015		As of March 31, 2015
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$224,140	14.3%	$212,370	14.9%
One stop	1,161,970	74.0	1,042,534	73.3
Second lien	39,934	2.5	59,708	4.2
Subordinated debt	1,625	0.1	3,523	0.2
Subordinated notes in SLF (1)	65,864	4.2	41,557	2.9
LLC equity interests in SLF (1)	22,001	1.4	15,458	1.1
Equity	55,153	3.5	47,913	3.4

Total	$1,570,687	$100.0%	$1,423,063	$100.0%

(1)	SLF's proceeds from the subordinated notes and LLC equity interests invested in SLF were utilized by SLF to invest in senior secured loans.

The following table shows the asset mix of our new investment commitments for the three months ended June 30, 2015:

	For the three months ended June 30, 2015
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$53,593	13.3%
One stop	314,127	78.3
Subordinated notes in SLF	24,307	6.1
LLC equity interests in SLF	6,562	1.6
Equity securities	2,810	0.7

Total new investment commitments	$401,399	100.0%

Overall, total investments at fair value increased by $147.6 million during the three months ended June 30, 2015 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gains (losses). Total investments at fair value held by SLF increased by $66.4 million after factoring in debt repayments, sales of securities, net fundings on revolvers, and net change in unrealized gains (losses).

2

For the three months ended June 30, 2015, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of income producing investments in the Company’s portfolio were 8.4% and 7.6%, respectively.

Consolidated Results of Operations

Total investment income for the quarters ended June 30, 2015 and March 31, 2015 was $30.4 million and $28.5 million, respectively. This $1.9 million increase was primarily attributable to an increase in the average earning investment balance in the quarter ended June 30, 2015.

Total expenses for the quarters ended June 30, 2015 and March 31, 2015 were $15.2 million and $14.7 million, respectively. This $0.5 million increase was primarily attributable to an increase in base management fees due to higher average assets.

During the quarter ended June 30, 2015, the Company recorded a net realized loss of $1.7 million and recorded net unrealized appreciation of $4.8 million. The realized loss mainly related to the write-off of one non-accrual portfolio company investment. The net unrealized appreciation included the reversal of the net unrealized depreciation on one non-accrual portfolio company investment that was written off during the quarter and net unrealized appreciation on several middle market debt and equity investments.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investment in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities to finance its investment objectives.

As of June 30, 2015, the Company had cash and cash equivalents of $6.5 million, restricted cash and cash equivalents of $50.2 million and $823.5 million of debt and secured borrowings outstanding. As of June 30, 2015, the Company had $23.7 million of remaining commitments and $12.7 million available for additional borrowings on its revolving credit facilities, subject to leverage and borrowing base restrictions. As of June 30, 2015, the Company had $4.2 million of additional SBA debentures available, subject to customary SBA regulatory requirements.

On August 4, 2015, the Company’s board of directors declared a quarterly distribution of $0.32 per share, payable on September 29, 2015 to holders of record as of September 7, 2015.

3

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance rating:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.

4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.

3	Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2	Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1	Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of June 30, 2015 and March 31, 2015:

	June 30, 2015		March 31, 2015
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$203,990	13.0%	$152,434	10.7%
4	1,274,300	81.1	1,167,998	82.1
3	81,529	5.2	91,513	6.4
2	10,868	0.7	11,113	0.8
1	-	-	5	0.0 *
Total	$1,570,687	100.0%	$1,423,063	100.0%

* Represents an amount less than 0.1%.

4

Conference Call

The Company will host an earnings conference call at 1:00 p.m. (Eastern Time) on Thursday, August 6, 2015 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 381-7839 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2902. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 6.30.15 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on September 5, 2015. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21772091.

5

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	June 30, 2015	March 31, 2015
Assets	(unaudited)	(unaudited)
Investments, at fair value (cost of $1,557,354 and $1,414,559, respectively)	$1,570,687	$1,423,063
Cash and cash equivalents	6,487	3,068
Restricted cash and cash equivalents	50,200	54,470
Interest receivable	5,468	5,947
Deferred financing costs	7,772	8,348
Receivable for open trades	4,626	8,232
Other assets	566	475
Total Assets	$1,645,806	$1,503,603

Liabilities
Debt	$823,100	$754,450
Secured borrowings, at fair value (proceeds of $359 and $368, respectively)	363	372
Interest payable	4,602	2,611
Management and incentive fees payable	8,682	7,158
Accounts payable and accrued expenses	1,942	1,552
Accrued trustee fees	73	68
Total Liabilities	838,762	766,211

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized,
zero shares issued and outstanding as of June 30, 2015 and March 31, 2015.	-	-
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 51,259,434 and 47,225,212 shares issued and outstanding as of June 30, 2015 and March 31, 2015,
respectively	51	47
Paid in capital in excess of par	790,025	722,272
Undistributed net investment income	577	1,765
Net unrealized appreciation (depreciation) on investments and secured borrowings	15,996	11,167
Net realized gain (loss) on investments	395	2,141
Total Net Assets	807,044	737,392
Total Liabilities and Total Net Assets	$1,645,806	$1,503,603

Number of common shares outstanding	51,259,434	47,225,212
Net asset value per common share	$15.74	$15.61

6

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three months ended
	June 30, 2015	March 31, 2015
	(unaudited)
Investment income
Interest income	$29,838	$27,489
Dividend income	492	377
Fee income	80	595

Total investment income	30,410	28,461

Expenses
Interest and other debt financing expenses	6,142	6,017
Base management fee	5,226	4,855
Incentive fee	2,383	2,258
Professional fees	741	840
Administrative service fee	575	584
General and administrative expenses	138	153

Total expenses	15,205	14,707

Net investment income	15,205	13,754

Net gain (loss) on investments and secured borrowings
Net realized gain (loss) on investments	(1,746)	4,523
Net change in unrealized appreciation (depreciation) on investments
and secured borrowings	4,829	(416)

Net gain (loss) on investments and secured borrowings	3,083	4,107

Net increase in net assets resulting from operations	$18,288	$17,861

Per Common Share Data
Basic and diluted earnings per common share	$0.36	$0.38
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	50,491,035	47,174,501

7

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured, one stop, second lien and subordinated loans of middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $15 billion of capital under management. The firm has an award-winning middle market lending business. Golub Capital has four highly complementary business lines led by experienced teams of credit professionals: Middle Market Lending, Late Stage Lending, Broadly Syndicated Loans and Opportunistic Credit. Golub Capital’s lending offices are located in Chicago, New York and San Francisco. For more information, please visit the firm’s website at www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune

312-284-0111

rteune@golubcapital.com

Source: Golub Capital BDC, Inc.

8